Exhibit 99.1

SuRo Capital Corp. Reports First Quarter 2022 Financial Results

Net Asset Value of $12.22 Per Share as of March 31, 2022

NEW YORK, NY, May 4, 2022 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended March 31, 2022. Net assets totaled approximately $380.7 million, or $12.22 per share, at March 31, 2022, inclusive of $0.11 per share in dividends declared during the first quarter, as compared to $11.72 per share at December 31, 2021 and $18.01 per share at March 31, 2021.

“Despite significant declines and volatility in the public markets during the quarter, SuRo Capital achieved its highest dividend-adjusted NAV per share,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Mr. Klein added, “As we have consistently demonstrated, SuRo Capital is committed to initiatives that enhance shareholder value and we believe the market is currently undervaluing our portfolio. Accordingly, in March, our Board of Directors authorized an additional $15.0 million for share repurchases. Since that increase, we have repurchased over 580,000 shares for approximately $5.0 million. Given the significant discount at which our stock is trading compared to net asset value, coupled with the extreme market volatility, we determined the current continuation of the Share Repurchase Program to be an efficient and accretive deployment of capital.”

Mr. Klein concluded, “Due to the ongoing dislocation in the private and public markets, we continued to take a more conservative approach to both deploying capital and exiting public investments. While we continue to see consistently strong deal flow, we maintain a steady focus on making compelling investments in high-growth companies at appropriate valuations. With over $170.0 million of investable funds, we believe we are advantageously positioned to deploy our capital as the public markets continue to reprice.”

Investment Portfolio as of March 31, 2022

At March 31, 2022, SuRo Capital held positions in 38 portfolio companies with an aggregate fair value of approximately $280.8 million. The Company’s top five portfolio company investments accounted for approximately 63% of the total portfolio at fair value as of March 31, 2022.

Top Five Investments as of March 31, 2022

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Course Hero, Inc.	$15.0	$76.8	27.4%
Forge Global, Inc.	2.5	62.7	22.3
Blink Health, Inc.	15.0	13.8	4.9
Aspiration Partners, Inc.	1.3	11.5	4.1
Stormwind, LLC	6.4	11.5	4.1
Total	$40.2	$176.3	62.8%

Note: Total may not sum due to rounding.

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First Quarter 2022 Investment Portfolio Activity

During the three months ended March 31, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain(2)
NewLake Capital Partners, Inc.(3)	Various	27,352	$27.76	$0.8 million	$0.2 million
Rover Group, Inc.(4)	1/31/2022	42,744	$6.52	$0.3 million	$0.2 million
Residential Homes For Rent, LLC (d/b/a Second Avenue)(5)	Various	N/A	N/A	$0.3 million	$-

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	Realized gain does not include adjustments to amounts held in escrow receivable.
(3)	As of March 31, 2022, SuRo Capital held 251,119 remaining NewLake Capital Partners, Inc. common shares.
(4)	As of March 31, 2022, SuRo Capital held 795,637 remaining Rover Group, Inc. common shares.
(5)	During the three months ended March 31, 2022, approximately $0.3 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.2 million repaid a portion of the outstanding principal and the remaining was attributed to interest.

Subsequent to quarter-end through May 4, 2022, SuRo Capital funded the following follow-on investment:

Portfolio Company	Investment	Transaction Date	Amount
Shogun Enterprises, Inc.	Convertible Note	5/2/2022	$0.5 million

Subsequent to quarter-end through May 4, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain
Rover Group, Inc.(2)	Various	179,977	$6.13	$1.1 million	$0.6 million
Residential Homes For Rent, LLC (d/b/a Second Avenue)(3)	4/22/2022	N/A	N/A	$0.1 million	$-

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of May 4, 2022, SuRo Capital held 615,660 remaining Rover Group, Inc. common shares.
(3)	Subsequent to March 31, 2022, $0.1 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.1 million repaid a portion of the outstanding principal and the remaining proceeds were attributed to interest.

First Quarter 2022 Financial Results

	Quarter Ended March 31, 2022		Quarter Ended March 31, 2021
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(4.2)	$(0.14)	$(2.8)	$(0.14)

Net realized gain on investments	3.1	0.10	112.2	5.47

Net change in unrealized appreciation/(depreciation) of investments	21.6	0.69	(1.3)	(0.06)

Net change in net assets resulting from operations – basic(2)	$20.5	$0.66	$108.0	$5.27

Dividends declared	(3.4)	(0.11)	(11.0)	(0.50)

Issuance of common stock from public offering	0.2	0.01	-	-

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	-	-	37.3	(1.91)

Repurchase of common stock	(1.4)	(0.06)	-	-

Stock-based compensation	(0.0)	0.01	0.1	0.01

Increase/(decrease) in net asset value(2)	$15.9	$0.50	$134.4	$2.87
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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Totals may not sum due to rounding.

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Weighted-average common basic shares outstanding were approximately 31.2 million and 20.5 million for the quarters ended March 31, 2022 and 2021, respectively. As of March 31, 2022, there were 31,164,443 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $189.6 million as of March 31, 2022, consisting of cash and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter end.

2022 Dividend Declarations

On March 8, 2022, SuRo Capital’s Board of Directors declared a dividend of $0.11 per share, paid in cash on April 15, 2022, to the Company’s common stockholders of record as of the close of business on March 25, 2022.

Share Repurchase Program

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 5.4 million shares of its common stock for an aggregate purchase price of approximately $35.3 million.

On March 13, 2022, the Company’s Board of Directors authorized a $15 million expansion of the Share Repurchase Program to $55.0 million. Through March 31, 2022, under the Share Repurchase Program, the Company repurchased 153,517 shares of its common stock for approximately $1.4 million. Subsequent to quarter end, the Company repurchased 431,134 shares of its common stock for approximately $3.7 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $19.6 million. The Share Repurchase Program is authorized through October 31, 2022.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 323-701-0160, and the conference call access number for participants outside the U.S. is 800-289-0720. The conference ID number for both access numbers is 5586089. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 11, 2022 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 5586089.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

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About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2022	December 31, 2021
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $145,417,242 and $146,360,300, respectively)	$252,569,218	$231,768,290
Non-controlled/affiliate investments (cost of $41,211,183 and $41,211,183, respectively)	14,319,986	14,609,089
Controlled investments (cost of $19,883,894 and $19,883,894, respectively)	13,888,874	13,758,874
Total Investments (cost of $206,512,319 and $207,455,377, respectively)	280,778,078	260,136,253
Cash	172,839,141	198,437,078
Proceeds receivable	—	52,493
Escrow proceeds receivable	4,577,518	2,046,645
Interest and dividends receivable	87,815	83,655
Deferred financing costs	606,607	621,719
Prepaid expenses and other assets(1)	790,211	937,984
Total Assets	459,679,370	462,315,827
LIABILITIES
Accounts payable and accrued expenses(1)	1,649,388	875,047
Accrued interest payable	—	175,000
Dividends payable	3,751,013	23,390,048
Payable for securities purchased	460,048	—
6.00% Notes due December 30, 2026(2)	73,117,394	73,029,108
Total Liabilities	78,977,843	97,469,203

Net Assets	$380,701,527	$364,846,624
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 31,164,443 and 31,118,556 issued and outstanding, respectively)	$311,644	$311,185
Paid-in capital in excess of par	348,919,222	350,079,409
Accumulated net investment loss	(54,349,302)	(50,124,597)
Accumulated net realized gain on investments, net of distributions	11,554,193	11,899,742
Accumulated net unrealized appreciation of investments	74,265,770	52,680,885
Net Assets	$380,701,527	$364,846,624
Net Asset Value Per Share	$12.22	$11.72

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of March 31, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2021, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.13%) had a face value $75,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2022	2021
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$162,455	$166,845
Dividend income	130,645	21,875
Non-controlled/affiliate investments:
Dividend income	—	102,632
Controlled investments:
Interest income	290,000	—
Total Investment Income	583,100	291,352
OPERATING EXPENSES
Compensation expense	1,860,702	1,293,310
Directors’ fees	160,565	111,250
Professional fees	1,272,713	973,159
Interest expense	1,200,786	504,793
Income tax expense	2,050	2,025
Other expenses	310,989	241,133
Total Operating Expenses	4,807,805	3,125,670
Net Investment Loss	(4,224,705)	(2,834,318)
Realized Gain on Investments:
Non-controlled/non-affiliated investments	3,096,275	112,152,518
Net Realized Gain on Investments	3,096,275	112,152,518
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	21,743,987	(3,265,307)
Non-controlled/affiliate investments	(289,102)	1,844,470
Controlled investments	130,000	105,000
Net Change in Unrealized Appreciation/(Depreciation) of Investments	21,584,885	(1,315,837)
Net Change in Net Assets Resulting from Operations	$20,456,455	$108,002,363
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$0.66	$5.27
Diluted(1)	$0.66	$4.50
Weighted-Average Common Shares Outstanding
Basic	31,228,046	20,486,621
Diluted(1)	31,228,046	24,123,339

(1)	As of March 31, 2022, there were no potentially dilutive securities outstanding.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Per Basic Share Data
Net asset value at beginning of the year	$11.72	$15.14
Net investment loss(1)	(0.14)	(0.14)
Net realized gain on investments(1)	0.10	5.47
Net change in unrealized appreciation/(depreciation) of investments(1)	0.69	(0.06)
Dividends declared	(0.11)	(0.50)
Issuance of common stock from public offering(1)	0.01	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	(1.91)
Repurchase of common stock(1)	(0.06)	—
Stock-based compensation(1)	0.01	0.01
Net asset value at end of period	$12.22	$18.01
Per share market value at end of period	$8.63	$13.55
Total return based on market value(2)	(31.72)%	7.28%
Total return based on net asset value(2)	5.03%	18.96%
Shares outstanding at end of period	31,164,443	24,205,216
Ratios/Supplemental Data:
Net assets at end of period	$380,701,527	$435,961,621
Average net assets	$364,015,960	$312,796,110
Ratio of gross operating expenses to average net assets(3)	5.39%	4.05%
Ratio of net operating expenses to average net assets(3)	5.39%	4.05%
Ratio of net investment loss to average net assets(3)	(4.73)%	(3.67)%
Portfolio Turnover Ratio	—%	3.41%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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